Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-201016) of Geopark Limited of our report dated March 9, 2016 relating to the financial statements, which appears in this Form 20-F.

/s/PRICE WATERHOUSE & CO. S.R.L.

By	/s/ Carlos Martín Barbafina (Partner)
Carlos Martín Barbafina

Autonomous City of Buenos Aires, Argentina

April 15, 2016